EXHIBIT 21
                   FOR BETTER LIVING, INC. AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT

   The following is a list of subsidiaries and  sub-subsidiaries,  each of which
is  wholly-owned  and  included  in  the  Registrant's   consolidated  financial
statements:

                                                  STATE OF
               SUBSIDIARY                       INCORPORATION
---------------------------------------         --------------

The Quikset Organization ...............        California
Associated Concrete Products, Inc.  ....        California
DeKalb Concrete Products, Inc. .........         Georgia
Dalworth Concrete Products, Inc.  ......          Texas
Associated Plastics, Inc. ..............        California
Surfer Publications ....................        California
BLI Facilities, Inc. ...................        California
BLI Investments ........................        California

   All unnamed subsidiaries, when consi dered in the aggregate as a single subsidiary, would not constitute a signific ant subsidiary.